Exhibit 1.01

Conflict Minerals Report

This is the Conflict Minerals Report (“CMR”) for RADA Electronic Industries Ltd. (“RADA”, “we” or “our”), filed with the SEC pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2021 to December 31, 2021. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on the Securities and Exchange Commission (the “SEC”) registrants whose manufactured products contain Conflict Minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("3TG") for the purposes of this assessment.

As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

Company Overview

We are an Israel based global defense electronics company. We specialize in the development, manufacture, marketing and sales of tactical land radars for defense forces and for critical infrastructure protection applications, and military avionics for manned and unmanned aircraft.

Supply Chain and Product Overview

The 3TG conflict minerals which are deemed necessary to the functionality of our products:

•	Tin is used for electronic components soldering.

•	Tantalum is used in various capacitors.

•	Tungsten used in our products in 2021.

•	Gold is used for internal wiring in components, as coating in Printed Wiring Boards (PWB's) and mechanical parts.

RCOI

In order to conduct a Reasonable Country of Origin Inquiry ("RCOI") on the source or origin of conflict minerals that are necessary to the functionality or production of our products, we adopted the OECD Due Diligence Guidelines for responsible supply chain of minerals from Conflict –Affected and High-Risk Area, to determine RCOI.

In accordance with the Rule, we undertook due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of its products during 2021. There is significant overlap between our RCOI efforts and our due diligence measures performed.

Due Diligence

Management Commitment
Our Conflict Minerals control team, first assigned in 2013, has taken the following measures:

Reaffirmed the Conflict Mineral Policy and communicated it in our internet website and to our suppliers. Our policy can be accessed at: https://www.rada.com/governance Error! Hyperlink reference not valid.

a.	The policy emphasizes our commitment to the control of the conflict minerals, including measures to be taken against suppliers that fail to report properly.

b.	Monitored the action and progress of the program.

Conflict Minerals Control program

a.	The conflict minerals control team consists of:

1.	Quality Management - Team Leader

2.	Senior Buyer - Team member

3.	Components Engineer - Team Member

b.	Program steps and status:

No.	Activity	Status	Notes
1.	Communicate to manufacturers their requirement to report the status of 3TG minerals usage in their products.	Letter and report templates were sent to manufacturers
2.	Risk Analysis	We have analyzed the supply chain tiers, identifying the potential high-risk manufacturers. (“High risk” means that they have not provided the required data, or have provided erroneous information)	Repeated requests were sent to the “high risk” manufacturers.
3.	Gather and analyze information	Data received from manufacturers in form of EICC CMRT Excel reports was analyzed and accumulated into the CMR.	About 90% of the manufacturers provided the data in an analyzable format. Others have sent only policy and oral declarations.
4.	Study and updates	Attended Seminars and Webinars on the subject and following updates minerals originated in the Covered Countries (countries defined as having an internationally recognized border with DRC and include Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia), and if so, whether the 3TG minerals were from recycled or scrap sources, financed conflict in the Covered Countries or did not finance conflict in the Covered Countries. Therefore, as explained, we have not been able to identify all of the facilities from which our 3TG Suppliers sourced the 3TG minerals. Based on the results of our due diligence thus far, we believe it is likely that years of engagement and communication of expectations through many tiers of the supply chain will be necessary before information returned to downstream companies, such as ours, may be considered accurate and complete.

Improvement Plan

Subject to requirements pursuant to the Rule, we are taking and will continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in our products could directly or indirectly benefit or finance armed groups in the Covered Countries:

a.	Including a conflict minerals clause in all new and renewing supplier contracts.

b.	Continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chain.

c.	Follow up in 2022 on smelters requiring risk mitigation, but not removal from our supply chain.

Cautionary Statement about Forward-Looking Statements

Statements in this Conflict Minerals Report, which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to our compliance efforts and expected actions. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other things, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program and our ability to identify and mitigate related risks in our supply chain. It is possible that the COVID-19 shut-down has also impacted the quality and number of supplier responses to our conflict minerals inquiries. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our other filings with the Securities and Exchange Commission, including our Annual Report on Form 20-F for the year ended December 31, 2021. We caution that undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Annex I

Smelter Identification Number Input Column	Metal (*)	Smelter Look-up (*)	Smelter Country (*)
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
CID000113	Gold	Aurubis AG	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden AB	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000180	Gold	Caridad	MEXICO
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
CID000233	Gold	Chimet S.p.A.	ITALY
CID000264	Gold	Chugai Mining	JAPAN
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY
CID000401	Gold	Dowa	JAPAN

CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
CID000493	Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000711	Gold	Heraeus Germany GmbH Co. KG	GERMANY
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID001352	Gold	PAMP S.A.	SWITZERLAND
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	CANADA

CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID002282	Gold	Morris and Watson	NEW ZEALAND
CID002290	Gold	SAFINA A.S.	CZECHIA

CID002312	Gold	Guangdong Jinding Gold Limited	CHINA
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID002515	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	CHINA
CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
CID002580	Gold	T.C.A S.p.A	ITALY
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID002584	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
CID002587	Gold	Industrial Refining Company	BELGIUM
CID002588	Gold	Shirpur Gold Refinery Ltd.	INDIA
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID002606	Gold	Marsam Metals	BRAZIL
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
CID002761	Gold	SAAMP	FRANCE
CID002762	Gold	L'Orfebre S.A.	ANDORRA
CID002763	Gold	8853 S.p.A.	ITALY
CID002765	Gold	Italpreziosi	ITALY
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY

CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID002853	Gold	Sai Refinery	INDIA
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA
CID002863	Gold	Bangalore Refinery	INDIA
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA
CID002893	Gold	JALAN & Company	INDIA
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID002973	Gold	Safimet S.p.A	ITALY
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
CID003186	Gold	Gold Coast Refinery	GHANA
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID003195	Gold	TSK Pretech	KOREA, REPUBLIC OF
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA
CID003348	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
CID003382	Gold	CGR Metalloys Pvt Ltd.	INDIA
CID003383	Gold	Sovereign Metals	INDIA
CID003421	Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID003461	Gold	Augmont Enterprises Private Limited	INDIA
CID003463	Gold	Kundan Care Products Ltd.	INDIA
CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA

CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
CID003497	Gold	K.A. Rasmussen	NORWAY
CID003500	Gold	Alexy Metals	UNITED STATES OF AMERICA
CID003529	Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
CID003540	Gold	Sellem Industries Ltd.	MAURITANIA
CID003548	Gold	MD Overseas	INDIA
CID003557	Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
CID000092	Tantalum	Asaka Riken Co., Ltd.	JAPAN
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET de Mexico	MEXICO
CID002544	Tantalum	TANIOBIS Co., Ltd.	THAILAND
CID002545	Tantalum	TANIOBIS GmbH	GERMANY
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID002847	Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES OF AMERICA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID000402	Tin	Dowa	JAPAN
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL
CID000468	Tin	Fenix Metals	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID001305	Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID001486	Tin	PT Timah Nusantara	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID001898	Tin	Thaisarco	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	Yunnan Tin Company Limited	CHINA

CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002593	Tin	PT Rajehan Ariq	INDONESIA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID002756	Tin	Super Ligas	BRAZIL
CID002773	Tin	Metallo Belgium N.V.	BELGIUM
CID002774	Tin	Metallo Spain S.L.U.	SPAIN
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID002870	Tin	PT Lautan Harmonis Sejahtera	INDONESIA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID003205	Tin	PT Bangka Serumpun	INDONESIA
CID003208	Tin	Pongpipat Company Limited	MYANMAR
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
CID003524	Tin	CRM Synergies	SPAIN
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA

CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002543	Tungsten	Masan High-Tech Materials	VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
CID003388	Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
CID003416	Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
CID003417	Tungsten	GEM Co., Ltd.	CHINA
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL
CID003553	Tungsten	Artek LLC	RUSSIAN FEDERATION
CID000141	Gold	Bauer Walser AG	GERMANY
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
CID000306	Tin	CV Gita Pesona	INDONESIA
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA
CID000315	Tin	CV United Smelting	INDONESIA
CID000328	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
CID000988	Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
CID001322	Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA
CID001419	Tin	PT Bangka Tin Industry	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA
CID001428	Tin	PT Bukit Timah	INDONESIA
CID001434	Tin	PT DS Jaya Abadi	INDONESIA
CID001438	Tin	PT Eunindo Usaha Mandiri	INDONESIA
CID001448	Tin	PT Karimun Mining	INDONESIA
CID001457	Tin	PT Panca Mega Persada	INDONESIA

CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001471	Tin	PT Sumber Jaya Indah	INDONESIA
CID001493	Tin	PT Tommy Utama	INDONESIA
CID001573	Gold	Schone Edelmetaal B.V.	NETHERLANDS
CID001754	Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
CID001810	Gold	Super Dragon Technology Co., Ltd.	CHINA
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
CID002214	Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
CID002355	Gold	Faggi Enrico S.p.A.	ITALY
CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA
CID002510	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
CID002519	Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
CID002530	Tin	PT Inti Stania Prima	INDONESIA
CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
CID002568	Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
CID002592	Tin	CV Dua Sekawan	INDONESIA
CID002647	Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
CID002696	Tin	PT Cipta Persada Mulia	Indonesia
CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA
CID002829	Tin	PT Kijang Jaya Mandiri	INDONESIA
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
CID002851	Gold	AURA-II	UNITED STATES OF AMERICA

CID002859	Tin	Gejiu Jinye Mineral Company	CHINA
CID002866	Gold	Morris and Watson Gold Coast	AUSTRALIA
CID003191	Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
CID003402	Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
CID003448	Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA
	Tin	Balver Zinn - Josef Jost GmbH & Co.KG	GERMANY
	Tin	China Al	CHINA
	Tin	Ge Jiu Trading Company	CHINA
	Tin	PSC VSMPO-AVISMA Corp.	RUSSIAN FEDERATION